Exhibit 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Andrew Hromyk and Andre Jurres, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Vision Hydrogen Corporation on Form 10-K for the fiscal year ended December 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Vision Hydrogen Corporation.

	By:	/s/ ANDREW HROMYK
Date: April 15, 2022	Name:	Andrew Hromyk
	Title:	Co-Chief Executive Officer

	By:	/s/ ANDRE JURRES
Date: April 15, 2022	Name:	Andre Jurres
	Title:	Co-Chief Executive Officer

I, Matthew Hidalgo, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Vision Hydrogen Corporation on Form 10-K for the fiscal year ended December 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Vision Hydrogen Corporation.

	By:	/s/ MATTHEW HIDALGO
Date: April 15, 2022	Name:	Matthew Hidalgo
	Title:	Chief Financial Officer